EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Registration Statement of Domain Energy Corporation on Form S-1 of our report dated April 3, 1997, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 3, 1997 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Houston, Texas
April 4, 1997